WRITTEN CONSENT OF MAJORITY STOCKHOLDERS OF BRILLIANT N.E.V. CORP.

The undersigned stockholders of Brilliant N.E.V. Corp., a Nevada corporation (the "Company"), holding collectively approximately 58.63% of the issued and outstanding voting power of the Company, hereby adopt the following resolutions by written consent, effective as of June 5, 2026, pursuant to the Nevada Revised Statutes, the Articles of Incorporation and the Bylaws of the Company.

WHEREAS, the Board of Directors has approved and recommended that the stockholders approve and ratify certain corporate actions described herein, including the amendment to the Company's Articles of Incorporation to change the Company's name to Origin Tea Inc.;

NOW, THEREFORE, BE IT RESOLVED, that the stockholders hereby approve the change of the Company's corporate name from Brilliant N.E.V. Corp. to Origin Tea Inc.;

RESOLVED, that the stockholders hereby approve and ratify the amendment to the Company's Articles of Incorporation to effect the name change;

RESOLVED, that the stockholders hereby approve and ratify a one-for-eight reverse stock split of the Company's common stock, with the authorized shares of common stock to be proportionately reduced from 345,000,000 shares to 43,125,000 shares;

RESOLVED, that fractional shares resulting from the reverse stock split shall be rounded up to the nearest whole share;

RESOLVED, that the stockholders hereby approve and ratify the filing of a Certificate of Amendment and Certificate of Change with the Nevada Secretary of State;

RESOLVED, that the stockholders hereby approve and ratify the Company's proposed tea-related business direction and the use of Origin Tea Inc. as the Company's corporate name;

RESOLVED, that the stockholders hereby approve and ratify the Company's proposed FINRA corporate action filings, proposed ticker symbol request for "OTEA," and engagement of a market maker for a Form 211 submission;

RESOLVED, that the stockholders hereby approve and ratify the change of the Company's principal executive office address to 7 Jinsha East Road, Yacha Town, Baisha Li Autonomous County, Hainan Province, China;

RESOLVED, that the stockholders hereby approve and ratify all actions previously taken or to be taken by the Board of Directors and officers of the Company in furtherance of the foregoing; and

RESOLVED, that this written consent is executed by the undersigned stockholders solely in their capacity as stockholders approving corporate actions and shall not be deemed to create any voting group, shareholder agreement, proxy arrangement, or agreement to act together with respect to the voting or disposition of the Company's securities.

IN WITNESS WHEREOF, the undersigned stockholders have executed this Written Consent effective as of June 5, 2026.

Xiangying Meng
Shares/Voting Power: approximately 9.34%

Signature: Xiang Ying Meng

Fusheng Lei
Shares/Voting Power: approximately 9.05%

Signature: Fusheng lei

MEILLON EQUITY TRANSFER AGENCY SERVICES LTD
Shares/Voting Power: approximately 20.24%

By: Fusheng lei
Name: Fusheng Lei
Title: Director

Yan Li
Shares/Voting Power: approximately 10.00%

Signature: Yan Li

Yang Liu
Shares/Voting Power: approximately 10.00%

Signature: YANG LIU